Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-02828 and 333-40158 of Protection One, Inc. on Form S-8 of our report dated June 19, 2007, appearing in this Annual Report on Form 11-K of Protection One 401(k) Plan for the year ended December 31, 2006.

Kansas City, Missouri

June 19, 2007